Exhibit 10.2

Dominion Homes, Inc.

2006 Incentive Compensation Program

Jeffrey Croft, President and COO

Net Income (40% of Total)

Goal	Award
Target	$48,000
Stretch	$120,000
Exceptional	$200,000

Corporate Debt Management (40% of Total)

Goal	Award
100% of Target Debt Reduction	$48,000
133% of Target Debt Reduction	$120,000
166% of Target Debt Reduction	$200,000

Customer Satisfaction (20% of Total)

Goal	Award
94%	$24,000
95%	$60,000
96%	$100,000

Mr. Croft will be entitled to receive a guaranteed minimum bonus for 2006 of $250,000.